UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 30, 2011

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations

Item 1.01.                   Entry into a Material Definitive Agreement.

On September 30, 2011, Parametric Technology Corporation (“PTC”) entered into an amendment to its existing revolving credit facility.

The amendment principally:

•
decreases the applicable interest rates for Eurodollar-based borrowings from a range of 1.75% to 2.25% to a range of 1.25% to 1.625% above the Eurodollar rate and decreases the applicable interest rates for base rate borrowings from a range of 0.75% to 1.25% to a range of 0.25% to 0.625% above the defined base rate, in each case based upon PTC’s leverage ratio;

•	decreases the quarterly commitment fee on the undrawn portion of the credit facility from a range of 0.30% to 0.40% to a range of 0.20% to 0.30% per annum, based upon PTC’s leverage ratio;

•	amends the definition of “Fixed Charge Coverage Ratio” and the definition of “Consolidated Fixed Charges” used therein; and

•	extends the maturity date of the credit facility from August 22, 2014 to September 30, 2016.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is filed as Exhibit 10 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

10
Amendment No. 3 dated September 30, 2011 to Credit Agreement dated as of August 23, 2010 by and among Parametric Technology Corporation, JPMorgan Chase Bank, N.A., KeyBank National Association, Sovereign Bank, RBS Citizens, N.A., Wells Fargo Bank, N.A., Silicon Valley Bank, The Huntington National Bank, HSBC Bank USA, N.A., TD Bank, N.A., and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: October 5, 2011	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary